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                                                                   EXHIBIT 10.1

                                  SUB-SUBLEASE

         AGREEMENT OF SUB-SUBLEASE ("Sub-Sublease"), made as of the 11th day of November, 2004, by and between BIOPURE CORPORATION, having an address at 11 Hurley Street, Cambridge, Massachusetts 02141 ("Sub-Sublandlord" hereinafter also called "Landlord") and SENIOR WHOLE HEALTH, LLC, having its principal office at 101 Rogers Street, Cambridge, Massachusetts 02141 ("Sub-Subtenant," hereinafter also called "Tenant").

                              W I T N E S S E T H:

         WHEREAS, a lease dated January 16, 1998 (the "Prime Lease"), by and between Robert L. Wolff, Jr., as Trustee of the 58 Charles Street Realty Trust ("Prime Landlord") as landlord and Cendant Operations, Inc. as Tenant, was entered into for premises situated in Cambridge, MA, such premises being commonly known as entire second floor, 58 Charles Street and more particularly described in the Prime Lease (the "Premises"), a copy of which (with financial terms deleted) is attached hereto as Exhibit A; and

         WHEREAS, a Sublease dated June 20, 2001 (the "Sublease"), by and between CENDANT OPERATIONS, INC. ("Landlord" and "Sublandlord") as Sublandlord and BIOPURE CORPORATION, the Sub-Sublandlord herein, as Tenant and Subtenant, was entered into for premises situated in Cambridge, MA such premises being commonly known as the entire second floor, 58 Charles Street and more particularly described in the Sublease (the "Premises"), a copy of which (with financial terms deleted) is attached hereto as Exhibit A-1; and

         WHEREAS, the parties hereto have agreed to enter into a sub-sublease of all the Premises.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration hereinafter contained, the parties hereto agree as follows:

         1. (a) The Premises. Sub-Sublandlord does hereby sub-sublease to Sub-Subtenant and Sub-Subtenant does hereby sub-sublease from Sub-Sublandlord the Premises for the term, at the rental and upon all of the terms and conditions set forth in this Sub-Sublease.

         (b) Parking. Pursuant to the Sublease, Sub-Sublandlord has the right to use twenty-one (21) Parking Spaces in the building lot. Sub-Subtenant shall, provided it is not in default under this Sub-Sublease, have the right to use ten
(10) such Parking Spaces upon occupancy and will pay the Sub-Sublandlord One Hundred Twenty-Five and 00/100 ($125.00) Dollars per month for each such space. The monthly fee for each of the ten (10) Parking Spaces shall be due and payable to the Sub-Sublandlord in advance together with the Rent commencing on December 1, 2004 for the monthly parking fee and commencing on January 1, 2005 for the Rent as provided in Section 2 herein. Sub-Sublandlord shall have the right to sublease its remaining parking spaces to other users. So long as Sub-Sublandlord has available Parking Spaces, in the event that Sub-Subtenant needs more parking, Sub-Subtenant agrees to acquire the right to use additional space(s) from the Sub-Sublandlord up to the number of spaces then available from the Sub-Sublandlord. The monthly fee for any such additional Parking Spaces shall be $125.00 per

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space and shall be due and payable in advance together with Rent. Sub-Subtenant shall have no right to surrender Parking Spaces.

         2. Term. The term of this Sub-Sublease shall commence on the earlier of
(a) December 1, 2004 and (b) the date Sub-Subtenant takes possession of the Premises (the "Commencement Date") and end on February 28, 2008, unless sooner terminated as provided herein or in the Sublease or in the Prime Lease. The date upon which Sub-Subtenant shall commence paying rent hereunder shall be January 1, 2005. If Sub-Sublandlord, for any reason whatsoever, cannot deliver possession of the Premises to Sub-Subtenant on the Commencement Date, this Sub-Sublease shall not be void or voidable, nor shall Sub-Sublandlord or its agents be liable to Sub-Subtenant for any loss or damage resulting therefrom; provided, however, that Sub-Subtenant shall not be liable for any rent until one month after Sub-Sublandlord delivers possession of the Premises to Sub-Subtenant. If Sub-Sublandlord tenders possession of the Premises to Sub-Subtenant prior to the Commencement Date and Sub-Subtenant accepts such possession, then the term of this Sub-Sublease and Sub-Subtenant's obligations hereunder shall commence on the date that it accepts such possession. Except as otherwise expressly set forth in this Section, any failure to deliver possession on the Commencement Date, or delivery of possession prior thereto, shall not in any way affect the obligations of Sub-Subtenant hereunder or the commencement or expiration date of the term hereof.

         3. Rent.

         (a) Sub-Subtenant shall pay to Sub-Sublandlord as rent for the use and occupancy of the Premises, without deduction, offset, prior notice or demand, minimum annual rental equal to the following:

Year 1                       $16.50/RSF        $226,000/year          $18,837.50/Month
Year 2                       $17.75/RSF        $243,175/year          $20,264.58/Month
Year 3 - Sub-                $20.00/RSF        $274,000/year          $22,833.33/Month
Sublease End Date

         (b) Rent shall be paid in lawful money of the United States of America to Sub-Sublandlord, in equal monthly installments as set forth above in advance, on the first day of each calendar month ("Rent Payment Date") during the term of this Sub-Sublease, to Biopure Corporation, 11 Hurley Street, Cambridge, Massachusetts 02141, Attention, Francis H. Murphy, Chief Financial Officer, or at such other address as Sub-Sublandlord may designate in writing. Should the term of this Sub-Sublease begin or end on a day other than the first or last day of a calendar month, all base rent and additional rent, payable hereunder shall be adjusted and prorated on a per diem basis for any such months.

         4. Additional Rent. Contemporaneously with each monthly payment of fixed rent pursuant to Article 3, Sub-Subtenant shall pay to Sub-Sublandlord the annual parking fee. Commencing on the thirteenth (13th) month of the term and thereafter contemporaneously with each monthly payment of fixed rent pursuant to
Article 3, Sub-Subtenant shall also pay to Sub-Sublandlord one-twelfth (1/12th) of all additional rent, charges and fees of any nature payable by Landlord to Prime Landlord under the Prime Lease or to Sublandlord under the Sublease in

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excess of the base year amounts as set forth below (including, without limitation, Operating Expenses and Real Estate Taxes), payable by Landlord pursuant to the Prime Lease or by Sublandlord pursuant to the Sublease, as the same may be extended, modified or amended. The base year for Operating Expenses shall be 2005 and the base year for Real Estate Taxes shall be fiscal year 2005. Sub-Subtenant shall be fully responsible for the cost of additional services (including, without limitation, after-hours HVAC service) requested by Sub-Subtenant or provided by Prime Landlord to the Premises pursuant to Section
4.1.2 of the Prime Lease.

         5. Net Lease.

         (a) This Sub-Sublease shall be deemed and construed to be a net lease and Sub-Subtenant shall accordingly pay to Sub-Sublandlord, absolutely net, the rent free of any deductions or set-offs of any kind. Without limiting the foregoing, Sub-Sublandlord has no obligation to Sub-Subtenant, whether before or during, the term of this Sub-Sublease (a) to make any repairs, alterations, additions, or changes to the Premises, including structural portions thereof,
(b) to comply with legal requirements or insurance requirements, (c) to insure or protect the Premises or persons therein or about, (d) to furnish any utilities, heat, water, air conditioning, power of any kind, or any other services, or (e) to pay the real estate taxes, general or special assessments or other taxes related to the use and operation of the Premises or related to any accessory uses of the Premises. If there is any conflict between this Article 5 and any other provision of this Sub-Sublease or the Prime Lease or the Sublease, then, as between Sub-Sublandlord and Sub-Subtenant is the obligations of the Subtenant under the Sublease to Sublandlord (without in any way modifying the obligations of the Tenant under the Prime Lease to Prime Landlord) or the obligations of the Subtenant under the Sublease and as between Sublandlord and Subtenant this Article 5 shall control.

         (b) Sub-Subtenant understands and acknowledges that (i) Sub-Sublandlord shall not actually provide any of the services, make any of the repairs, restoration or maintenance or take any of the actions that Prime Landlord or Sublandlord has agreed to provide, to make, to take or to cause to be provided or made or taken under the provisions of the Prime Lease and the Sublease and Sub-Subtenant shall rely upon, and shall look solely to, the Prime Landlord or Sublandlord as the case may be, for the provision or making thereof and (ii) Sub-Sublandlord is not making and shall not be responsible for any representations whatsoever which Prime Landlord may have made to Sublandlord, as Tenant, in the Prime Lease. Sub-Sublandlord shall cooperate with Sub-Subtenant in obtaining services, repairs, restoration or maintenance from Prime Landlord and the Sublandlord.

         6. Repairs and Maintenance. Sub-Subtenant shall at its sole cost and expense, maintain and repair the Premises and the mechanical systems located in the Premises in good order and condition to the extent required under the Prime Lease and Sublease.

         7. Alterations. Sub-Subtenant shall not make or permit to be made any alterations, additions or improvements (the "Alterations") to the Premises without the prior written consent of Sub-Sublandlord, Sublandlord and Prime Landlord which may be granted or withheld in their sole discretion. If Sub-Subtenant shall desire to make any such Alteration, Sub-Subtenant shall apply for the consent of Sub-Sublandlord, Sublandlord and Prime Landlord and furnish complete plans and specifications for the desired Alterations and the names of the construction

                                      - 3 -

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contractor(s) to be engaged by Sub-Subtenant. If Sub-Sublandlord, Sublandlord and Prime Landlord shall have granted their consent, Sub-Subtenant may proceed with any such approved Alterations subject to Sub-Subtenant fulfilling the following conditions:

                  (i) Subsequent to obtaining the consent of Sub-Sublandlord, Sublandlord and Prime Landlord and prior to commencement of construction of the Alterations, Sub-Subtenant shall deliver to Sub-Sublandlord, Sublandlord and Prime Landlord (a) the building permit and a copy of the executed construction contract covering the Alterations and (b) certificates evidencing the existence of workers' compensation insurance covering all persons employed for such work and comprehensive general liability and property damage insurance naming Sub-Sublandlord, Sublandlord, Prime Landlord, and Sub-Subtenant as insureds, with coverage of at least $5,000,000 single limit.

                  (ii) All Alterations shall be performed at Sub-Subtenant's sole cost and expense. Sub-Subtenant shall keep the Premises free and clear of all liens for any work or material claimed to have been furnished to Sub-Subtenant or to the Premises on Sub-Subtenant's behalf. Sub-Subtenant shall discharge any mechanics lien filed against the Premises or the Building of which the Premises forms a part within thirty (30) days of such filing. Sub-Subtenant shall indemnify Sub-Sublandlord, Sublandlord and Prime Landlord for any and all claims, costs and expenses incurred by Sub-Sublandlord, Sublandlord and/or Prime Landlord in connection with any liens. If Sub-Subtenant fails to discharge such lien, Sub-Sublandlord may, but shall not be obligated to, discharge such lien on Sub-Subtenant's behalf without determining the validity of the same.

                  (iii) At Sub-Sublandlord's option, Sub-Subtenant shall provide, at Sub-Subtenant's expense, such completion, performance and/or payment bonds.

                  (iv) Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Sub-Subtenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Sub-Sublandlord, Sublandlord and Prime Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of the authorities having jurisdiction thereof, and shall be subject to supervision by Sub-Sublandlord or its employees, agents or contractors.

                  (v) If the Alterations which Sub-Subtenant causes to be constructed result in Sub-Sublandlord, Sublandlord or Prime Landlord being required to make any alterations and/or improvements to other portions of the Building in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements (e.g., ordinances intended to provide full access to handicapped persons), then Sub-Subtenant shall reimburse Sub-Sublandlord, Sublandlord and/or Prime Landlord, as the case may be, upon demand for all costs and expenses incurred by Sub-Sublandlord, Sublandlord and/or Prime Landlord, as the case may be, in making such alterations and/or improvements.

                  (vi) Any Alterations made by Sub-Subtenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, except Sub-Subtenant shall upon demand by Sub-Sublandlord, Sublandlord or Prime Landlord, at Sub-

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Subtenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any Alterations made by Sub-Subtenant which are designated by Sub-Sublandlord to be removed, and Sub-Subtenant shall forthwith and with all due diligence, and at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear excepted. Prior to any installation of Alterations, and upon written request therefor by Sub-Subtenant, Sub-Sublandlord, Sublandlord or Prime Landlord shall notify Sub-Subtenant if removal of Alterations will be required.

                  (vii) During the progress of any Alterations, Sub-Sublandlord, Sublandlord and Prime Landlord shall have the right to inspect the Premises and Sub-Subtenant shall afford Sub-Sublandlord, Sublandlord and Prime Landlord access and the opportunity to respect, at all reasonable times.

         8. Utilities. Electricity for Sub-Subtenant's lights and plugs shall be separately metered and are the sole responsibility of the Sub-Subtenant. By the Commencement Date, Sub-Subtenant shall notify the local utility servicing the Premises that all utilities, electric and water charges should be billed by such utility directly to Sub-Subtenant. Sub-Subtenant shall, during the term of this Sub-Sublease and at its expense, pay all utility bills payable by Sub-Sublandlord as subtenant pursuant to the Sublease or by Sublandlord as tenant pursuant to the Prime Lease. If Sub-Sublandlord shall receive a utility bill directly from the local utility company after the Commencement Date and prior to the time the utility meters shall be billed directly to Sub-Subtenant, then, upon rendition by Sub-Sublandlord of such bill to Sub-Subtenant, Sub-Subtenant shall promptly pay to Sub-Sublandlord such charges. If Sub-Subtenant shall fail timely to pay all or any portion of its utility bills when due and owing, Sub-Sublandlord may render payment to the utility for the account of Sub-Subtenant and any such sums paid by Sub-Sublandlord, together with Landlord's Costs (defined in Article 23) shall be additional rent and added to the monthly base rent for the following month. The provisions of this Article 8 shall survive the expiration or earlier termination of this Sub-Sublease.

         9. Brokerage. Sub-Sublandlord and Sub-Subtenant warrant and represent to each other that neither party has dealt with any broker for the procurement of this Sub-Sublease, other than Spaulding & Slye Colliers International ("Sub-Sublandlord's Broker") and GVA Thompson Doyle Hennessey & Stevens ("Sub-Subtenant's Broker"). Each party shall defend, indemnify and hold harmless the other party from any loss, cost or expense suffered or incurred and arising out of a breach of the foregoing representation. Sub-Sublandlord agrees to pay a commission to Sub-Sublandlord's Broker pursuant to separate agreement. Sub-Sublandlord shall also pay a commission to Sub-Subtenant's Broker.

         10. Assignment and Subletting.

         (a) Sub-Subtenant may not assign this Sub-Sublease or further sub-sublet all or any portion of the Premises without the prior written consent of Sub-Sublandlord, Sublandlord and Prime Landlord (in accordance with the provisions of the Sublease and the Prime Lease). Said consent shall not be unreasonably withheld or delayed. In the event of any such assignment or sub-subletting, Sub-Subtenant shall remain liable for all liabilities of tenant and obligations required on its part to be performed under this Sub-Sublease. If this Sub-Sublease is assigned, or if the Premises or any part thereof are sub-sublet or occupied by anybody other than Sub-

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Subtenant, Sub-Sublandlord may, after default by Sub-Subtenant, collect rent from the assignee, sub-subtenant or occupant, and apply the net amount collected to the rental herein reserved or otherwise required to be paid, but no such assignment, sub-subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-subtenant or occupant as tenant, or a release of Sub-Subtenant from the further performance by Sub-Subtenant of the covenants on the part of Sub-Subtenant herein contained.

         (b) If Sub-Subtenant is a corporation or a partnership, an assignment within the meaning of this Article shall include any one or more sales or transfers, direct or indirect, by operation of law or otherwise, or the creation of a new stock or partnership interest, by which a majority interest of capital stock or partnership interest, as the case may be, shall be vested in a party or parties who are non-stockholders or non-partners as of the date of execution of this Sub-Sublease. This Article shall not apply if Sub-Subtenant's capital stock or partnership interest, as the case may be, is listed on a recognized security exchange.

         11. Insurance/Subrogation Waiver.

         (a) At all times while this Sub-Sublease is in effect, Sub-Subtenant agrees to maintain at its expense, with an insurance carrier satisfactory to Sub-Sublandlord the insurance required to be maintained by Sub-Subtenant under this Sub-Sublease, by Subtenant under the Sublease and by Tenant under the Prime Lease and the following:

                  (i) Workers' Compensation and Employer's Liability. Workers' Compensation insurance for statutory limits or a State certificate. Employer's Liability coverage should have limits of not less than $500,000.

                  (ii) Liability Insurance.

                           1) Occurrence basis commercial general liability
insurance, including blanket contractual coverage, for personal injury and property damage of not less than $1 'million combined single limit per occurrence.

                           2) Automobile liability insurance covering all owned,
non-owned and hired vehicles, with limits of not less than $1 million combined single limit per occurrence.

                           3) Excess insurance coverage with a combined single
limit of not less than $4 million per occurrence in excess of the underlying liability insurance requirements set forth above.

                           4) Such other liability insurance as may be required
by Landlord.

                  (iii) Property Insurance.

                           1) Insurance covering the Sub-Subtenant's property,
equipment, and/or material against loss or damage by fire and the perils commonly referred to as extended coverage, vandalism and malicious mischief, in an amount not less than 90% of replacement cost of the property, equipment and/or material.

                                      - 6 -

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                           2) Such other property insurance as may be required
by Sub-Sublandlord.

                  (iv) Additional Insurance Requirements.

                           1) Each insurance policy listed above (except
workers' compensation) must name Biopure Corporation, Cendant Operations, Inc. and Prime Landlord as insureds under the policy (Additional Named Insureds). All insurance policies shall be primary to any self-insurance or insurance policies carried by Sub-Sublandlord, Sublandlord or Prime Landlord.

                           2) Sub-Subtenant agrees to furnish Sub-Sublandlord,
Sublandlord and Prime Landlord, (i) contemporaneously with Sub-Subtenant's execution of this Sub-Sublease and on each anniversary of the Commencement Date, with a certificate of insurance evidencing the insurance required by this Section. Such certificate will provide that said insurance may not be canceled or materially modified for any reason, including without limitation, non-payment of premium, except upon at least thirty (30) days prior written notice to Sub-Sublandlord, Biopure Corporation at 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: CFO and to Cendant Operations, Inc. 1 Campus Drive, Parsippany, New Jersey 07054, Attention: Legal or to Sub-Sublandlord and Sublandlord at such other address as Sub-Sublandlord or Sublandlord may designate from time to time, in writing. Certificates evidencing the renewal of such policy shall be delivered to Sub-Sublandlord, Sublandlord and Prime Landlord no later than thirty (30) days prior to the expiration of such policy. Sub-Subtenant shall be in material breach of this Sub-Sublease if any insurance required hereunder is not procured or is canceled or materially modified. If at any time Sub-Subtenant fails or neglects to maintain the insurance required pursuant to this Sub-Sublease, Sub-Sublandlord may, at its option, but without any obligation to do so, and in addition to Sub-Sublandlord's other remedies hereunder, upon five (5) days prior written notice thereof, effect such insurance as the agent of and at the expense of Sub-Subtenant, by taking out policies in companies satisfactory to Sub-Sublandlord for a period not exceeding one (1) year in any one policy. Such insurance shall be kept in force as long as necessary to protect Sub-Sublandlord's interest. Sub-Sublandlord shall not be limited in the proof of any damages which it may claim against Sub-Subtenant, arising out of or by reason of Sub-Subtenant's failure to provide and keep in force insurance as provided herein, to the amount of the insurance premium or premiums not paid or incurred by Sub-Subtenant which would have been payable upon such insurance. Sub-Sublandlord shall be entitled to recover as damages for such breach the uninsured amount of any loss or damages and the costs and expense of suit suffered or incurred during any period when Sub-Subtenant shall have failed or neglected to provide such insurance. The cost of any such insurance procured by Sub-Sublandlord shall be added to the monthly Rent for the following month, and same shall be considered as part of the Rent, and Sub-Sublandlord shall have the same rights and privileges for the collection thereof as if same were Rent.

                           3) In the event of any loss or damage to the Premises
or any property, equipment, fixtures of Sub-Subtenant, Sub-Subtenant waives all claims against the Sub-Sublandlord, Sublandlord and Prime Landlord for any such loss or damage and Sub-Subtenant shall look only to any Insurance which it has obtained to protect against such loss and Sub-Subtenant shall obtain, for each policy of such insurance, provisions waiving any claim against Sub-Sublandlord, Sublandlord and Prime Landlord for loss or damage.

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                  (v) All policies required herein shall be purchased from
insurers licensed in the state in which the Premises are located and shall be rated in the most recent Best's Insurance Reports as having a minimum policyholder's rating of "A-" and a financial category no lower than "VI" ($25 million to $50 million of adjusted policyholder's surplus).

         (b) Comprehensive General Liability Insurance, including contractual liability insurance coverage insuring all of Sub-Subtenant's indemnity obligations under this Sub-Sublease except for the indemnity contained in
Section 19(h), personal injury, completed operations and Fire Legal Liability Insurance, which covers the Premises and Sub-Subtenant's operations. The policy shall name Sub-Sublandlord, Sublandlord and Prime Landlord as additional insureds for liability, for bodily injury, including death, and property damage, personal injury and other covered loss. The insurance will be primary and not excess, with a combined single limit of not less than One Million ($1,000,000.00) Dollars for bodily injury, including death, and property damage for any one occurrence.

         (c) Noncontributory, "All-Risk" casualty insurance covering all buildings and improvements located on the Premises and trade fixtures, merchandise and other personal property of Sub-Subtenant from time to time in, on or about the Premises, in an amount not less than one hundred (100%) percent of their actual replacement cost from time to time. Such insurance shall be primary and not excess and shall protect Sub-Subtenant from damage or other loss caused by fire or other casualty or cause including sprinkler damage, vandalism and malicious mischief.

         (d) Sub-Subtenant hereby waives any and all rights of recovery against Sub-Sublandlord, Sublandlord and Prime Landlord and their respective subsidiaries and affiliates, and their respective officers, directors, stockholders, agents and employees relating to Premises or property damage and any resulting business interruption losses, occurring on or arising out of the use, maintenance or occupancy of the Premises, the Prime Lease Premises or the Building whether or not such loss or damage is insured.

         (e) This property damage subrogation waiver will preclude the assignment of any insurance claim by way of subrogation to any insurer. Sub-Subtenant agrees to give immediately to each appropriate insurer written notice, if required, of the terms of this waiver and, if necessary, have said insurance policies properly endorsed to prevent the invalidation of the insurance coverages by reason of this waiver, if required by the insurance policies.

         (f) Sub-Subtenant shall indemnify Sub-Sublandlord, Sublandlord and Prime Landlord against any loss or expense, including but not limited to reasonable attorneys' fees, resulting from the failure to obtain such insurance subrogation waiver. This subrogation waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Sub-Sublease.

         (g) The provisions of this Section will survive the termination or earlier expiration of this Sub-Sublease.

                                      - 8 -

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         12. Subordination to Prime Lease.

         (a) This Sub-Sublease is subject and subordinate to the Sublease and to the Prime Lease. If the Sublease or the Prime Lease is terminated for any cause whatsoever (other than by reason of the willful default of Sub-Sublandlord with respect to Sub-Sublandlord's obligations as tenant under the Sublease, during the term of this Sub-Sublease), Sub-Subtenant shall promptly vacate and surrender the Premises to Sublandlord or to Prime Landlord and this Sub-Sublease shall terminate as of the date of termination of the Sublease or the Prime Lease, and Sub-Sublandlord and Sublandlord shall have no liability and/or obligation to Sub-Subtenant for the termination of this Sub-Sublease. This Section shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Sub-Subtenant shall execute promptly any certificate that Sublandlord or Prime Landlord may request. Sub-Sublandlord shall make best efforts to provide Sub-Subtenant with a Subordination Non-Disturbance and Attornment Agreement ("SNDA") from Sublandlord which Sublandlord has agreed to provide.

         (b) With respect to repairs, replacements, restoration, services, and the performance of any other obligations required to be performed by the Prime Landlord under the Prime Lease, and with respect to any consent or approval required to be obtained of the Prime Landlord under the Prime Lease, and provided Sub-Subtenant is not in default hereunder, Sub-Sublandlord's or Sublandlord's sole obligation with respect thereto, upon being requested in writing by Sub-Subtenant, shall be to assign to Sub-Subtenant such rights as Sub-Sublandlord or Sublandlord may have, whether under the Prime Lease or otherwise, to require compliance by the Prime Landlord with all of the provisions of the Prime Lease insofar as they affect the Premises or any part thereof or the use or occupancy thereof and to seek the approval or consent of the Prime Landlord as well as such rights and remedies as Sub-Sublandlord or Sublandlord may have as a result of the Prime Landlord's failure or refusal to comply with such provisions. Sub-Subtenant acknowledges and agrees that Sub-Sublandlord shall not be liable to Sub-Subtenant with respect to any delay, default or failure of the Prime Landlord in the performance by the latter of its obligations and covenants under the Prime Lease unless such be due to acts or misconduct of Sub-Sublandlord or Sublandlord and neither shall the Rent, Additional Rent, and other charges hereunder abate nor shall any of the obligations of Sub-Subtenant hereunder be affected by reason thereof and Sub-Subtenant agrees to look solely to the Prime Landlord for the performance of same.

         13. Consent of Prime Landlord and of Sublandlord. This Sub-Sublease shall not be an effective, binding and enforceable agreement as between the parties hereto until Prime Landlord and Sublandlord execute the consent form attached to this Sub-Sublease and made a part hereof. Following Sub-Subtenant's execution of this Sub-Sublease, Sub-Sublandlord shall request the written consents of Sublandlord and of Prime Landlord to this Sub-Sublease. The signatures of the Sublandlord and Prime Landlord on the consent form at the end of this document shall constitute consent to the terms of this Sub-Sublease. Sub-Sublandlord makes no representation with respect to obtaining the required consents, and, in the event that Prime Landlord or Sublandlord notes that it will not give such consent, Sub-Sublandlord will notify Sub-Subtenant and, upon receipt of such notification by Sub-Sublandlord of the disapproval by Sublandlord or Prime Landlord, this Sub-Sublease shall be deemed null and void and without force or effect, and Sub-Sublandlord and Sub-Subtenant shall have no further obligations or liabilities to the other with respect to this Sub-Sublease. Whenever in this Sub-Sublease, Sub-

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Subtenant is required to obtain Sub-Sublandlord's consent or approval,
Sub-Subtenant understands that Sub-Sublandlord may be required to first obtain the consent or approval of Sublandlord and/or Prime Landlord. If Sublandlord and/or Prime Landlord shall refuse such consent or approval, Sub-Sublandlord shall be released of any obligation to grant its consent or approval whether or not Sublandlord's or Prime Landlord's refusal, in Sub-Subtenant's opinion, is arbitrary or unreasonable.

         14. Use. Sub-Subtenant shall use the Premises solely for the general office uses permitted by the Prime Lease, and for no other uses or purposes.

         15. Condition of Premises. Sub-Subtenant, immediately prior to the Commencement Date of this Sub-Sublease, has inspected and examined the Premises and knows of the condition of the Premises. Sub-Subtenant accepts the Premises in its "as is" condition on the Commencement Date herein. The Premises is equipped with a card access security system customizable for employee use of Sub-Subtenant. Telecommunications equipment including TI cable and Cat 5 and all phones and data are wired to the furniture systems currently installed in the Premises. All furniture and telecommunications equipment located in the Premises as of the Commencement Date (the "Existing Furniture") shall be deemed to be available to Sub-Subtenant, on an as-is basis, without any representation or warranty whatsoever from Sub-Sublandlord. At the expiration of the term of this Sub-Sublease, provided that Sub-Subtenant is not in default hereunder, Sub-Sublandlord's shall transfer its title (without warranty) to the Existing Furniture to Sub-Subtenant without any additional charge therefor. Sub-Subtenant acknowledges that Sub-Sublandlord has no obligation to incur any expense whatsoever in connection with the preparation of the Premises for Sub-Subtenant's occupancy thereof and that Sub-Sublandlord has not made any representation or warranty as to the suitability of the Premises for the conduct or proper zoning of Sub-Subtenant's business, or otherwise.

         16. End of Term; Surrender; Holdover.

         (a) On the expiration or termination of this Sub-Sublease, Sub-Subtenant shall (1) surrender the Premises to Sub-Sublandlord broom clean, in good order and condition, ordinary wear and tear excepted, (2) remove all of its signs, all furniture (including the Existing Furniture) and trade fixtures from the Premises, repair all damages caused thereby and restore the Premises to the condition it was in prior to such installation and (3) surrender all keys for the Premises. The provisions of this Article shall survive the expiration or earlier termination of this Sub-Sublease.

         (b) Sub-Subtenant shall remove from the Premises on or prior to such expiration or earlier termination such property situated thereon which is not owned by Sub-Sublandlord, Sublandlord or Prime Landlord, and, at its sole cost and expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Such property not so removed shall become the property of Sub-Sublandlord, which may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Sub-Subtenant. Sub-Subtenant's obligation to observe or perform the covenants of this Section shall survive the expiration or early termination of this Sub-Sublease.

         (c) Sub-Subtenant acknowledges that possession of the Premises must be surrendered to Sub-Sublandlord at the expiration or sooner termination of the term of this Sub-Sublease. Sub-Subtenant agrees it shall indemnify and save Sub-Sublandlord harmless against all costs, claims, loss or liability resulting from delay by Sub-Subtenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay and any holdover rent and other damages payable by Sub-Sublandlord to Sublandlord or Prime Landlord. The parties recognize and agree that the damage to Sub-Sublandlord resulting from any failure by Sub-Subtenant to surrender possession of the Premises on a timely basis as aforesaid will be extremely substantial, will exceed the amount of Rent theretofore payable hereunder and will be impossible of accurate measurement. Sub-Subtenant, therefore, agrees that if possession of the Premises is not surrendered to Sub-Sublandlord on the date of expiration or sooner termination of the Term of this Sub-Sublease, then Tenant agrees to pay to Sub-Sublandlord as damages for each month and for each portion of any month during which Sub-Subtenant holds over in the Premises after expiration or termination of the Term of this Sub-Sublease, a sum equal to two hundred percent (200%) of the Rent which was payable per month under this Sub-Sublease during the last month of the Term of this Sub-Sublease, plus . Nothing contained herein shall be deemed to authorize Sub-Subtenant to remain in occupancy of the Premises after the expiration or termination of the Term of this Sub-Sublease. The indemnity contained in this subparagraph shall survive expiration or termination of this Sub-Sublease.

         17. Security Deposit.

         (a) Sub-Subtenant shall post with Sub-Sublandlord prior to the Commencement Date of this Sub-Sublease, and maintain throughout the term hereof, a security deposit in the amount equal to Forty Thousand Five Hundred Twenty-Nine and 16/100 Dollars ($40,529.16) (the "Security Deposit") to insure the full and faithful performance by Sub-Subtenant of all the terms, covenants and conditions of this Sub-Sublease upon Sub-Subtenant's part to be performed. No interest shall be paid on the Security Deposit and Sub-Sublandlord may co-mingle the Security Deposit with other security deposits held by Sub-Sublandlord. If, at any time during the term hereof, or the term as it may be extended, Sub-Subtenant shall fail to perform any of its obligations under this Sub-Sublease, Sub-Sublandlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any rent or other sums of money which Sub-Subtenant may not have paid when due, (ii) any sum expended by Sub-Sublandlord on Sub-Subtenant's behalf in accordance with the provisions of the Sub-Sublease, and/or (iii) any sum which Sub-Sublandlord may expend or be required to expend by reason of Sub-Subtenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises. The use, application or retention of the Security Deposit, or any portion thereof, by Sub-Sublandlord shall not prevent Sub-Sublandlord from exercising any other right or remedy provided by this Sub-Sublease or by law (it being intended that Sub-Sublandlord shall not first be required to proceed against the Security Deposit) and shall not operate as either liquidated damages or as a limitation on any recovery to which Sub-Sublandlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Sub-Sublandlord for the purposes set forth above, Sub-Subtenant agrees, upon written demand therefor made by Sub-Sublandlord, to deposit cash with the Sub-Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. If Sub-Subtenant shall fully and faithfully comply with all of the provisions of this Sub-Sublease, the Security Deposit or any balance thereof, shall be returned to Sub-Subtenant without interest after the expiration of the term or upon any later date after which Sub-Subtenant has vacated the Premises. In the absence of evidence satisfactory to Sub-Sublandlord of any permitted assignment of the right to receive the Security Deposit, Sub-Sublandlord shall return same to the original Sub-Subtenant, regardless of one or more assignments of Sub-Subtenant's interest in this Sub-Sublease. Upon the return of the Security Deposit, or the remaining balance thereof, to the original Sub-Subtenant or any successor to the original Sub-Subtenant, Sub-Sublandlord shall be completely relieved of liability with respect to the Security Deposit.

         (b) In lieu of a cash security deposit, Sub-Subtenant may deliver to Sub-Sublandlord a clean, irrevocable, unconditional, transferable, evergreen Letter of Credit issued by and drawn upon any commercial bank which is a member of the Federal Reserve and the Federal Deposit Insurance Corporation acceptable to Sub-Sublandlord (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of Cambridge and Commonwealth of Massachusetts, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Sub-Sublandlord, be for the account of Sub-Sublandlord and be in the amount of $40,529.16. The Letter of Credit shall provide that:

                  (i) The Issuing Bank shall pay to Sub-Sublandlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn;

                  (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term of this Sub-Sublease, unless the Issuing Bank sends written notice (hereinafter called the "Non-Renewal Notices") to Sub-Sublandlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

                  (iii) Sub-Sublandlord, after receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, only, to receive the moneys represented by the Letter of Credit unless Sub-Subtenant delivers to Sub-Sublandlord a replacement Letter of Credit in the form and content set forth above, prior to Sub-Sublandlord receiving said moneys (which moneys shall be held by Sub-Sublandlord as a cash deposit pursuant to the terms of this Section 17 pending the replacement of such Letter of Credit); and

                  (iv) Upon an assignment of Sub-Sublandlord's leasehold interest, the Letter of Credit shall be transferable by Sub-Sublandlord as provided below.

         (c) In the event of an assignment of Sub-Sublandlord's leasehold interest, Sub-Sublandlord shall have the right to transfer the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Sub-Sublandlord shall thereupon be released by Sub-Subtenant from all liability for the return of such cash security or Letter of Credit. In such event, Sub-Subtenant agrees to look solely to the new Sub-Sublandlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Sub-Sublandlord. Sub-Subtenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

         (d) Sub-Subtenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Sub-Sublandlord not its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

         18. Compliance With Law. Sub-Subtenant shall, at Sub-Subtenant's sole cost and expense, comply with all laws, ordinances, statutes, rules and regulations affecting the Premises, including, without limitation, those referenced in Article 18, below. Sub-Subtenant shall, at Sub-Subtenant's sole cost and expense, cure any violations levied against the Premises by duly constituted public authorities having jurisdiction thereof.

         19. Environmental.

         (a) Sub-Subtenant acknowledges that Sub-Sublandlord has made no representations or warranties as to the environmental conditions of the Premises. Sub-Subtenant shall be deemed to have accepted the Premises on an "as is" basis.

         (b) Sub-Subtenant shall not commence operations at the Premises until obtaining all required federal, state or municipal permits from governmental or public authorities having jurisdiction over Sub-Subtenant's operations at the Premises and Sub-Subtenant shall promptly furnish to the Sub-Sublandlord copies of notices, reports correspondence, submissions, made by Sub-Subtenant to federal, state or municipal environmental or health authorities. Sub-Subtenant covenants it will operate the Premises in full compliance with Environmental Laws throughout the term of the Sub-Sublease and shall not allow any Hazardous Materials to be used, stored, generated or otherwise handled on the Premises without the prior written consent of the Sub-Sublandlord.

         (c) The Sub-Subtenant further agrees to keep real or personal property free and clear of any Environmental Liens.

         (d) Sub-Subtenant shall immediately orally notify Sub-Sublandlord, Sublandlord and Prime Landlord of any Release of Hazardous Materials and forward a written notice within twenty-four (24) hours. Sub-Subtenant shall also promptly provide Sub-Sublandlord with written notice within ten (10) days of the receipt of any (i) notice of violation of Environmental Laws; (ii) notice that an Environmental Lien has been filed against the Premises; or (iii) commencement of an Environmental Action or notice that an Environmental Action will be filed in connection with the Premises.

         (e) Sub-Subtenant shall, at its own cost and expense, maintain the Premises in good repair and shall have the responsibility for performing all Remedial Actions which are necessary for addressing any Releases of Hazardous Materials on the Premises occurring from and after the Commencement Date. All Remedial Actions conducted by the Sub-Subtenant shall be performed in accordance with the requirements of applicable Environmental Laws.

         (f) If Sub-Subtenant fails to immediately undertake such Remedial Action, Sub-Sublandlord shall have the right but not the obligation to enter onto the Premises and to take such Remedial Action as it deems necessary to eliminate or minimize said Release. All costs and expenses incurred by Sub-Sublandlord in the exercise of such rights shall be deemed to be additional rent hereunder and shall be payable by Sub-Subtenant to Sub-Sublandlord upon demand.

         (g) Sub-Subtenant shall permit Sub-Sublandlord and Sub-Sublandlord's agents employees and contractors, access to the Premises to conduct environmental testing and to collect samplings from time-to-time during regular business hours, or during other hours, if necessary, to abate a Release. Sub-Sublandlord agrees to use its reasonable efforts to avoid materially and unreasonably interfering with Sub-Subtenant's use of the Premises during the conduct of inspection and shall restore the affected areas of the Premises to its approximate pre-inspection condition upon completion of environmental investigation.

         (h) Sub-Subtenant hereby agrees to defend, indemnify, and hold harmless the Sub-Sublandlord from and against any Environmental Liabilities arising out of any of the following which occur from and after the Commencement Date: (i) any Release or threatened Release of Hazardous Materials at or from the Premises, (ii) any violations of Environmental Laws; (iii) any Environmental Actions; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed at the Premises and (v) any breach of any warranty or representation or covenant regarding environmental matters made by the Sub-Subtenant. This environmental indemnity shall survive the termination of the Sub-Sublease.

         (i) For the purposes of this section, the following definitions will apply:

                  "Environmental Actions" refers to any complaint, summons, citation, notice, directive order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from the Premises.

                  "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et. seq., as amended; the Resource Conservation and Recovery Act of ("RCRA"), 42 U.S.C. 6901 et. seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et. seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et. seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

                  "Environmental Lien" means any lien, security interest, charge or other encumbrance for Environmental Liabilities and Costs incurred by a Government Authority.

                  "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action filed by any governmental authority or any third party which relate to any violations of Environmental Laws, Environmental Actions,

Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto the Premises.

                  "Hazardous Materials" shall include any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; petroleum and its refined products; polychlorinated biphenyls; any substance exhibiting a hazardous water characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and any raw materials, building components, including but not limited to, asbestos-containing materials and manufactured products containing hazardous substances.

                  "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) of Hazardous Materials into the environment.

                  "Remedial Action" means all actions taken to clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or any other actions authorized by 42 U.S.C. 9601.

         20. Indemnification. Sub-Subtenant shall protect, indemnify, defend (with counsel acceptable to Sub-Sublandlord) and save harmless Sub-Sublandlord, Sublandlord and Prime Landlord and their respective officers, directors, employees, agents, licensees, invitees and assigns (each an "Indemnified Party") from and against all liabilities, obligations, losses, claims, damages, penalties, actions, suits, costs, charges, subrogation and expenses (including, without limitation, fees and expenses of legal counsel and expert witnesses and court costs) (collectively, "Damages") imposed upon or incurred by or asserted against any Indemnified Party or against the Premises arising out of, or in any manner connected with the actual or alleged (a) use of the Premises by Sub-Subtenant, its agents, employees, invitees, licensees or contractors (collectively, "Sub-Subtenant's Agents"); (b) any failure on the part of Sub-Subtenant to perform or comply with any of the terms of this Sub-Sublease;
(c) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (d) any act or failure to act on the part of Sub-Subtenant or Sub-Subtenant's Agents in or about the Premises. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any occurrence referred to above, Sub-Subtenant, upon the request of such Indemnified Party, will at Sub-Subtenant's expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Sub-Subtenant and acceptable to the Indemnified Party. The foregoing agreement to indemnify and hold each Indemnified Party harmless shall not be applicable to the extent that such Damages are caused by the willful misconduct or sole negligence of an Indemnified Party. This indemnity shall survive the expiration or earlier termination of this Sub-Sublease.

         21. Default by Sub-Subtenant. Any of the following events shall be deemed to be events of default under this Sub-Sublease:

         (a) Failure of Sub-Subtenant to pay any installment of the Base Rent, Additional Rent or other sum payable to Sub-Sublandlord hereunder on the date that same is due and the same continues for three (3) days after written notice from Sub-Sublandlord thereof.

         (b) Failure of Sub-Subtenant to comply with any term, condition or covenant of this Sub-Sublease, the Sublease or the Prime Lease, other than the payment of Base Rent, Additional Rent or other sum of money and Sub-Subtenant shall fail to remedy the same within ten (10) days after prior written notice to Sub-Subtenant specifying such failure, or if such failure is of such a nature that Sub-Subtenant cannot reasonably remedy the same within such ten (10) day period, Sub-Subtenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity, provided that such cure is effected within thirty (30) days after such prior written notice.

         (c) The making by Sub-Subtenant of an assignment for the benefit of creditors, or its admitting in writing its inability to pay its debts as they mature, or its adjudication as a bankrupt, or its filing of a petition in voluntary bankruptcy of a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy laws or any other similar law or statute of the United States or any state, or its filing of a petition to take advantage of any debtor's or insolvency act.

         (d) Filing of a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof by Sub-Subtenant or any guarantor of Sub-Subtenant's obligations or adjudication as a bankrupt or insolvent in proceedings filed against Sub-Subtenant or such guarantor.

         (e) Appointment of a receiver or trustee for all or substantially all of the assets of Sub-Subtenant or any guarantor of Sub-Subtenant's obligation hereunder.

         22. Remedies of Sub-Sublandlord.

         (a) Upon the occurrence of any of the events of default listed in
Article 21, Sub-Sublandlord shall have the option to pursue any remedy available to Sublandlord as landlord under the Sublease or to Prime Landlord as landlord under the Prime Lease or any one or more of the following remedies, without any notice or demand whatsoever:

                  (i) Terminate this Sub-Sublease, in which event Sub-Subtenant shall immediately surrender the Premises to Sub-Sublandlord. If Sub-Subtenant fails to so surrender the Premises, Sub-Sublandlord may, without prejudice to any other remedy which it may have for possession of the Premises or arrearages in rent, enter upon and take possession of the Premises and expel or remove Sub-Subtenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor.

                  (ii) Enter upon and take possession of Premises, by force if necessary, without terminating this Sub-Sublease and without being liable for prosecution or for any claim for damages therefor, and expel or remove Sub-Subtenant and any other person who may be occupying such Premises or any part thereof. Sub-Sublandlord may relet the Premises and receive the rent therefor. Sub-Subtenant agrees to pay to Sub-Sublandlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of such deficiency, the brokerage commission, attorneys' fees, remodeling expenses and other costs incurred by Sub-Sublandlord in connection with such reletting shall be subtracted from the amount of rent received under such reletting.

                  (iii) Enter upon the Premises, by force, if necessary, without terminating this Sub-Sublease and without being liable for any prosecution or for any claim for damages therefor, and do whatever Sub-Subtenant is obligated to do under the terms of this Sub-Sublease. Sub-Subtenant agrees to pay Sub-Sublandlord on demand for Sub-Sublandlord's Costs (defined in Article 23) in effecting compliance with Sub-Subtenant's obligations under this Sub-Sublease. Sub-Sublandlord shall not be liable for any damages resulting to the Sub-Subtenant from such action, whether caused by negligence of Sub-Sublandlord or otherwise.

         (b) If Sub-Sublandlord elects to terminate this Sub-Sublease by reason of an event of default, Sub-Sublandlord may accelerate all Base Rent, Additional Rent and other charges required to be paid by Sub-Subtenant under this Sub-Sublease.

         (c) In case of any event of default or breach by Sub-Subtenant, or threatened or anticipatory breach or default, Sub-Subtenant shall also be liable for and shall pay on demand to Sub-Sublandlord (in addition to any sum required to be paid by Sub-Subtenant under this Sub-Sublease): the amount of all loss and damage which Sub-Sublandlord may suffer by reason of such default, breach or threatened default or breach; brokers' fees incurred by Sub-Sublandlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Sub-Subtenant's or any other occupant's property; the reasonable costs of repairing, altering, remodeling or otherwise putting the Premises into condition reasonably acceptable to a new tenant or tenants; any rent concessions given to a new tenant; all expenses incurred by Sub-Sublandlord in enforcing or defending Sub-Sublandlord's rights and/or remedies, including attorneys' fees; and the amount of any rent concession, free rent or leasehold improvement allowance given to Sub-Subtenant in this Sub-Sublease and any brokerage fee or concession paid by Sub-Sublandlord under this Sub-Sublease.

         (d) All Base Rent and Additional Rent shall bear interest from the date due until the date paid at the rate equal to the Bank of America "prime rate" plus 3% per annum, not to exceed the maximum rate allowable by law.

         (e) All rights and remedies of Sub-Sublandlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or equity. For the purposes of any suit brought or based hereon, this Sub-Sublease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Sub-Sublease on successive periodic sums which mature hereunder. Sub-Subtenant shall pay, upon demand, all of Sub-Sublandlord's costs, charges and expenses, including, without limitation, the fees of counsel, agents and others retained by Sub-Sublandlord and incurred in enforcing Sub-Subtenant's obligations hereunder or under a hold over tenancy or incurred by Sub-Sublandlord in any litigation, negotiations or transactions in which Sub-Subtenant causes Sub-Sublandlord, without Sub-Sublandlord's fault, to become involved or concerned.

         23. Right of Sub-Sublandlord to Perform Sub-Subtenant's Covenants:
Inspections. If Sub-Subtenant shall fail to make any payment or perform any act required to be made or performed by it hereunder, without being under any obligation to do so and without thereby waiving such default, Sub-Sublandlord may at any time thereafter make such payment or perform such act for the account and at the expense of Sub-Subtenant, and may enter upon the Premises or any part thereof for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall constitute an eviction of Sub-Subtenant. All payments so made by Sub-Sublandlord, together with all other costs, expenses, legal fees and disbursements incurred by Sub-Sublandlord in taking such remedial action (collectively, "Sub-Sublandlord's Costs"), shall constitute additional rent due hereunder payable by Sub-Subtenant upon demand. The provisions of this Article 23 shall survive the termination or early expiration of this Sub-Sublease.

         24. Late Charge. If Sub-Subtenant fails to pay any Base Rent or Additional Rent when due, to help defray the additional cost to Sub-Sublandlord for processing such late payments, Sub-Subtenant shall pay to Sub-Sublandlord on demand a late charge equal to two (2%) percent of such installment. Such amount if not received within five (5) days shall also bear interest as provided in
Section 22(d). Sub-Subtenant's failure to pay such amount shall be a material breach of this Sub-Sublease. The provision for such late charge shall be in addition to all of Sub-Sublandlord's other rights and remedies hereunder, at law or equity and shall not be construed as liquidated damages.

         At no time shall Sub-Subtenant be obligated or required to make any interest payment with respect to late fees or defaulted Rent payments at a rate which could subject Sub-Sublandlord to either civil or criminal liability as a result of being in excess of the maximum rate which Sub-Subtenant is permitted by law to contract or agree to pay. If by the terms of this Sub-Sublease, Sub-Subtenant is at any time required or obligated to pay interest arising out of late payment fees or defaulted rent payments at a rate in excess of such maximum rate, the rate of interest under this Sub-Sublease shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of rent due hereunder.

         25. Compliance With Terms of Prime Lease: Incorporation by Reference.

         (a) The terms, conditions and respective obligations of Sub-Sublandlord and Sub-Subtenant to each other under this Sub-Sublease shall be the terms and conditions of the Sublease (including the incorporated provisions of the Prime Lease), except for (i) those provisions of the Sublease which are directly contradicted by this Sub-Sublease and (ii) the Excluded Provisions of the Sublease (as defined below), in which event, as between Sub-Sublandlord and Sub-Subtenant only, the terms of this Sub-Sublease shall control over the Sublease. Therefore, for the purposes of this Sub-Sublease, wherever in the Sublease the word "Tenant" is used it shall be deemed to mean the Sub-Subtenant herein and wherever the word "Landlord" is used it shall be deemed to mean the Sub-Sublandlord herein.

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         (b) The parties agree that for purposes of incorporating the terms of the Sublease into this Sub-Sublease, Excluded Provisions of the Sublease (as defined below) shall only apply to the landlord-tenant relationship between Sublandlord and Sub-Sublandlord and shall not apply to the landlord-tenant relationship between Sub-Sublandlord and Sub-Subtenant and shall not be part of this Sub-Sublease. The foregoing shall not release or impair any obligation of Sublandlord under the Sublease or Prime Landlord under the Prime Lease. Sub-Sublandlord shall cooperate with Sub-Subtenant and use commercially reasonable efforts to cause Prime Landlord to perform its obligations under the Prime Lease and to cause Sublandlord to perform its obligations under the Sublease. As used herein, the "Excluded Provisions of the Sublease" shall mean:
Sections 1(b); 2; 3; 4; 9; 17; 26; 33; and 36.

         (c) During the term of this Sub-Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sub-Sublease, Sub-Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sub-Sublandlord, Sublandlord and Prime Landlord, each and every obligation of Sub-Sublandlord under the Sublease, except for the obligation to pay rent to Sublandlord under the Sublease. Sub-Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Sublease or the Prime Lease.

         (d) Except as provided herein, in all provisions of the Sublease requiring the approval or consent of Sublandlord or Prime Landlord, Sub-Subtenant shall be required to obtain the approval or consent of Prime Landlord, Sublandlord and Sub-Sublandlord. Wherever in this Sub-Sublease Sub-Sublandlord's consent or approval is required, if Sub-Sublandlord shall delay or refuse such consent or approval, Sub-Subtenant in no event shall be entitled to make, nor shall Sub-Subtenant make, any claim, and Sub-Subtenant hereby waives any claim for money damages (nor shall Sub-Subtenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Sub-Subtenant that Sub-Sublandlord unreasonably withheld or unreasonably delayed its consent or approval. Sub-Subtenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

         (e) Wherever notices are required in the Sublease to be given to Prime Landlord or Sublandlord, Sub-Subtenant shall be required to give notice to Sub-Sublandlord at least an additional five (5) days in advance of the time required under the Sublease. Whenever in the Sublease defaults by Sub-Sublandlord are required to be cured or acted upon by Sub-Sublandlord within a specified period of time, Sub-Subtenant shall perform such act and cure such default at least five (5) days prior to the time required for such performance or cure under the Sublease.

         (f) Sub-Subtenant shall give to Sub-Sublandlord a copy of all notices given to Prime Landlord or Sublandlord in the same manner and simultaneous with such notices given to Prime Landlord or Sublandlord, as the case may be. Sub-Subtenant shall promptly give to Sub-Sublandlord a copy of all notices received from Prime Landlord or Sublandlord.

         (g) Each of Sub-Sublandlord and Sub-Subtenant agrees that it shall not cause any default on the part of Sub-Sublandlord under the Sublease. Sub-Subtenant does hereby indemnify and agree to hold Sub-Sublandlord harmless from any claims, loss, damages, or liability (including attorneys' fees) arising out of or in connection with the failure of Sub-

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Subtenant to perform any of the terms or provisions contained in the Sublease which, by the terms of this Sub-Sublease, Sub-Subtenant is obligated to perform. Sub-Sublandlord hereby indemnifies and agrees to hold Sub-Subtenant harmless for any claims, loss, damages or liability including attorneys' fees arising out of or in connection with the failure of Sub-Sublandlord to perform any of the terms or provisions in the Sublease which (a) by the terms of this Sub-Sublease Sub-Subtenant is not obligated to perform or (b) Sub-Subtenant has timely performed pursuant to this Sub-Sublease. This Section shall survive termination or expiration of the term of this Sub-Sublease.

         26. Notices. Any notice, approval, consent or other communications permitted or required under this Sub-Sublease shall be effective, if hand delivered, upon receipt, and otherwise as provided for herein, only if in writing and given by hand delivery or by mailing by certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight air courier, to the address of the party set forth below or to such other addresses as the party to be notified may from time to time designate by notice given in the manner provided in this Article. Notices shall be deemed effective upon receipt, if hand delivered, or upon deposit with nationally recognized overnight air courier, or deposit in the United States mail. Notices from Sub-Sublandlord may be given by Sub-Sublandlord's attorney.

             If to Landlord/Sublandlord:      CENDANT OPERATIONS, INC.
                                              1 Campus Drive
                                              Parsippany, New Jersey 07054
                                              Attention: Legal

             If to Sub-Sublandlord/Subtenant: BIOPURE CORPORATION
                                              11 Hurley Street
                                              Cambridge, MA 02141
                                              Attention: Chief Financial Officer

             If to Prime Landlord:            58 Charles Street Realty Trust
                                              c/o The Cambridge Co.
                                              300 Massachusetts Avenue
                                              Boston, MA 02115

             If to Sub-Subtenant:             SENIOR WHOLE HEALTH, LLC
                                              101 Rogers Street
                                              Cambridge, MA 02141
                                              Attention: Matthias Vinikas

         27. Successors and Assigns. The covenants, conditions and agreements contained in this Sub-Sublease shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as expressly hereinbefore otherwise provided. If "Sub-Subtenant" consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         28. Excluded Signage. Sub-Subtenant shall have no right to use, display or exhibit any signage which has any "Cendant or NetMarket or BIOPURE" insignia, logo, facsimile or

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trademark thereon. Sub-Sublandlord shall have the right, either before or during the term of this Sub-Sublease to enter upon the Premises and remove same.

         29. Inspections. Sub-Sublandlord and its representatives may enter the Premises or any part thereof upon advance notice, except in the event of an emergency for which no advance notice is necessary, for the purpose of (i) inspecting the same or for the purpose of doing any work Sub-Sublandlord shall be required or permitted to do under this Sub-Sublease, and taking all such action thereon as may be reasonably necessary or appropriate for any such purpose and (ii) displaying thereon advertisements for sale or letting at any time after Sub-Subtenant shall have vacated or abandoned the Property. Sub-Sublandlord shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making any such Inspection. No such entry in accordance with the foregoing shall constitute an eviction of Sub-Subtenant. Sub-Sublandlord and its representatives shall also have the right, during the last three (3) months of the term, to enter the Premises to show same to other(s) and shall have the right to erect a "For Rent" sign on the Property.

         30. Captions. The captions inserted herein are inserted only as a matter of convenience for reference and in no way define the scope of this Sub-Sublease or the intent of any provision hereof.

         31. No Offer. This Sub-Sublease shall not be deemed to be an offer and shall in no event be binding upon Sub-Sublandlord until duly executed by an authorized officer thereof and delivered to Sub-Subtenant by an authorized representative of the Sub-Sublandlord.

         32. Rent Tax. Sub-Subtenant shall pay any tax assessed by the State in which the Premises are located that are applicable to rentals or charges specified in this Sub-Sublease.

         32. Early Termination Right. By offering their consent to this Sub-Sublease, both Prime Landlord and the Sublandlord acknowledge and affirm that the Early Termination Right available to the Sublandlord under the Prime Lease has not been exercised.

         33. Sub-Sublandlord's Representations and Warranties. Sub-Sublandlord hereby represents and warrants that (a) the Prime Lease attached hereto as Exhibit A has not been amended and is the entire agreement between Landlord and Prime Landlord; (b) the Prime Lease documents are in full force and effect; (c) no outstanding uncured notices of default or termination exist and no notices of default have issued under the Prime Lease; (d) Sub-Sublandlord will not amend the Prime Lease voluntarily if such amendment would adversely affect the Sub-Subtenant's rights under the Sub-Sublease, increase the Sub-Subtenant's obligations under the Sub-Sublease, decrease the size of the Premises, or shorten the term of the Sub-Sublease; and (e) Sub-Sublandlord shall request a recognition agreement from the Prime Landlord stating that if the Prime Lease terminates, the Prime Landlord will recognize Sub-Subtenant as a direct tenant.

         34. Access. Sub-Subtenant shall have twenty-four (24) hour per day, seven (7) day per week access to the Premises and parking.

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         35. Signage. Sub-Subtenant shall have signage in the lobby directory of the building and on the Sub-Subtenant's main entrance door, with the prior consent of the Sub-Sublandlord, Sublandlord and Prime Landlord with respect to such main entrance door signage.

         IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this instrument, as of the day and year first above set forth.

                                 SUB-SUBLANDLORD

                                 BIOPURE CORPORATION

                                 By: /s/ Francis H. Murphy
                                     ----------------------------------------
                                 Name: Francis H. Murphy
                                 Title: Chief Financial Officer

                                 SUB-SUBTENANT

                                 SENIOR WHOLE HEALTH, LLC

                                 By: /s/ Matthias J. Vinikas
                                     ----------------------------------------
                                 Name: Matthias J. Vinikas
                                 Title: Chief Operating Officer

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